                                                                   EXHIBIT 10.21

                               AMENDMENT NO. 1 TO

                               ADVISORY AGREEMENT

         This Amendment No. 1 to the Advisory Agreement (this "AMENDMENT") is made and entered into as of _________, 2003 by and between AMIS Holdings, Inc. ("HOLDINGS"), AMI Semiconductor, Inc. (the "COMPANY" and, together with Holdings, the "COMPANIES") and Francisco Partners GP, LLC (the "ADVISOR"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Advisory Agreement dated as of December 21, 2000 by and between Holdings and Francisco Partners GP, LLC (the "ORIGINAL AGREEMENT").

         WHEREAS, Holdings is preparing to issue and sell shares of its common stock to the public (the "OFFERING") pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission;

         WHEREAS, the parties hereto have agreed that upon consummation of the Offering (i) the Companies shall pay to the Advisor all accrued and unpaid Advisory Fees under the Original Agreement on the Effective Date (as defined below), (ii) the Companies' obligation to pay to the Advisor the Advisory Fee, which is payable on an annual basis pursuant to Section 3 of the Original Agreement each year through December 21, 2010, shall terminate and (iii) the Advisor's obligation to provide services each year through the year ended December 21, 2010 under Section 2 of the Original Agreement shall terminate;

         WHEREAS, the Companies shall pay to the Advisor the Aggregate Fee (as defined below) for investment banking services rendered prior to the Effective Date (as defined below);

         WHEREAS, the parties have agreed that fees for future services provided to the Company by the Advisor in connection with acquisitions, dispositions or financing transactions shall be paid in accordance with this Amendment; and

         WHEREAS, in accordance with the foregoing, Advisor and Holdings wish to amend the Original Agreement (as amended pursuant to this Amendment, the "AMENDED AGREEMENT") as follows.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend the Original Agreement as follows:

         1. Effectiveness. This Amendment shall be effective upon the consummation of the Offering (the "EFFECTIVE DATE"), provided that if the consummation of the Offering has not occurred on or prior to December 31, 2003, this Amendment shall terminate and be of no force or effect.

         2. Amendment of Section 2. (a) Section 2 of the Original Agreement is deleted in its entirety from the Original Agreement.
Notwithstanding anything in the Original Agreement to the contrary, the parties hereto acknowledge and agree that the Advisor shall have no obligation to provide any future services to the Companies pursuant to Section 2 of the Original Agreement.

         (b) Section 2 of the Amended Agreement is as follows:

                  "2.      Services. Advisor may perform or cause to be
                  performed for the Companies and/or their subsidiaries such Transaction Services as may be agreed in writing by the Advisor and the Companies pursuant to Section 3(b) of the Amended Agreement. Such Transaction Services may include, without limitation, the following:

                           (a)      executive and management services;

                           (b) identification, support and analysis of acquisitions and dispositions by such Company or its subsidiaries;

                           (c)      support and analysis of financing
                  alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

                           (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

                           (e)      human resource functions, including
                  searching and hiring of executives; and

                           (f) other services for such Company or its subsidiaries upon which such Company's board of directors and Advisor agree.

                           Notwithstanding any provision in this Amended
                  Agreement to the contrary, each of the parties hereto acknowledges and agrees that the Advisor shall have no obligation to provide any services to the Companies except such Transaction Services as may be agreed in writing by the Advisor and the Companies pursuant to Section 3(b) of the Amended Agreement."

         3. Amendment of Section 3. (a) Section 3 of the Original Agreement is deleted in its entirety from the Original Agreement.
Notwithstanding anything
in the Original Agreement to the contrary, the parties hereto acknowledge and agree that the Advisor shall have no right to receive the Advisory Fee pursuant to Section 3 of the Original Agreement for any services rendered after the Effective Date.

         (b) Section 3 of the Amended Agreement is as follows:

                  "3. Fees.

                           (a) Upon the Effective Date, the Advisor shall be paid by the Company or Holdings any and all Advisory Fees pursuant to the Original Agreement that are accrued and remain unpaid as of the Effective Date, provided that CVC Management LLC (together with its successors or assigns, "CVC") shall contemporaneously be paid any and all Advisory Fees pursuant to the Original Agreement that are accrued and remain unpaid as of the Effective Date, pursuant to Amendment No. 1 to the Advisory Agreement between the Companies and CVC dated as of the date hereof (as the same may be amended, replaced or modified from time to time, the "CVC AGREEMENT").

                           (b) Upon the Effective Date, in consideration of the Transaction Services (as defined below) provided by the Advisor and other investment banking services prior to the Effective Time, the Advisor shall be paid by the Company or Holdings a fee in the amount of $4.25 million (the "AGGREGATE FEE"), provided that CVC shall contemporaneously be paid an Aggregate Fee in the same amount pursuant to the CVC Agreement.

                           (c) In exchange for such future services ("TRANSACTION SERVICES") as may be agreed between the Companies and the Advisor in connection with transactions of Holdings, the Company or their subsidiaries or pursuant to any management, consulting, financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures, the Advisor shall have the right to receive a fee from Holdings or the Company in an amount to be agreed between the Companies and the Advisor (the "SERVICES FEE") plus reasonable out-of-pocket expenses incurred by the Advisor, provided that CVC shall have the right to receive a Services Fee in the same amount pursuant to the CVC Agreement plus reasonable out-of-pocket expenses incurred by CVC.

                           (d) Notwithstanding Section 3(a), 3(b) or 3(c), the timing of the payment of the Aggregate Fee or any Services Fee agreed upon pursuant to this Amended Agreement may be deferred at the Advisor's sole discretion.

                           (e) The parties hereto acknowledge and agree that the Aggregate Fee and any Services Fee may be paid, without duplication, by either Holdings or the Company or both.

                           (f) The parties hereto acknowledge and agree that, in addition to the Aggregate Fee and any Services Fee, the Advisor may become entitled to receive cash or equity compensation and reimbursement of out-of-pocket expenses due to the service of officers or employees of the Advisor or its affiliates on the board of directors of Holdings or the Company."

         4. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         6. Original Agreement Effectiveness. Other than the modifications of the Original Agreement contemplated herein, all other terms and provisions of the Original Agreement shall remain in full force and effect.

         7. Notices. All notices hereunder shall be in writing and shall be delivered personally, or mailed by United States mail, postage prepaid, addressed to the parties as follows:

         If to the Companies, as appropriate,

         AMIS Holdings, Inc.
         AMI Semiconductor, Inc.
         2300 Buckskin Road
         Pocatello, ID 83201
         Attention: Brent Jensen

         If to the Advisor,

         Francisco Partners GP, LLC
         2882 Sand Hill Road, Suite 280
         Attention: Dipanjan Deb

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                          AMIS HOLDINGS, INC.

                                          By: __________________________________
                                          Name:  Brent Jensen
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Secretary

                                          AMI SEMICONDUCTOR, INC.

                                          By: __________________________________
                                          Name:  Brent Jensen
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Secretary

                                          FRANCISCO PARTNERS GP, LLC

                                          By: __________________________________
                                              Name:
                                              Title: